                                                                    Exhibit 4.26

                                   EXHIBIT "A"


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


--------------------------------------------------------------------------------

                              STONEPATH GROUP, INC.


               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK



WARRANT NO.  __________                                    75,000 WARRANT SHARES
WARRANT DATE:  March 6, 2001


--------------------------------------------------------------------------------


         FOR VALUE RECEIVED STONEPATH GROUP, INC., a Delaware corporation (the "Company"), with its principal office at Two Penn Center, Suite 605, Philadelphia, Pennsylvania 19102, hereby certifies that PMG CAPITAL CORP. (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time after March 6, 2001 hereof and continuing for a period of five (5) years through March 6, 2006 (the "Expiration Date"), up to the number of fully paid and non-assessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

         The Holder may purchase such number of shares of Common Stock at a purchase price per share of $.70 (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.


         The number of shares of Common Stock to be received upon the exercise or exchange of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise or exchange, as adjusted from time to time, are hereinafter sometimes referred to as the "Shares" or "Warrant Shares."

         Section 1. Exercise of Warrant; Cashless Exercise.

         (a) This Warrant may be exercised in whole or in part on any business day on or before the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, or a wire transfer for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

         (b) In addition to the rights of the Holder under paragraph (a) above, the Holder shall have the right to exercise this Warrant, in whole or in part, in lieu of paying the Exercise Price in cash, by instructing the Company to issue that number of Warrant Shares determined by multiplying the number of Warrant Shares in respect of which this Warrant is being exercised by a fraction, the numerator of which shall be the difference between the Market Price (as defined in Section 6(g) below) per share of Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the Market Price (as defined in Section 6(g) below) per share of Common Stock.

         Section 2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

         Section 3. Fractional Interest. The Company will not issue a fractional share of Common Stock upon exercise or exchange of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the Market Price (as defined in Section 6(g) below) of a full share by the fraction of a share and round the result to the nearest cent.

         Section 4. Assignment or Loss of Warrant.

         (a) Except as provided below, the Holder of this Warrant shall not be entitled, without obtaining the written consent of the Company, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part.

         (b) Notwithstanding the provisions of Subsection 4(a) above, this Warrant, upon the prior written request of an authorized executive officer of Holder, may be transferred to: (i) officers, employees or directors of Holder; or (ii) any third party successor to the business of Holder in the event Holder sells substantially all of its assets and business to a third party successor or sells 80% or more of its outstanding securities to a third party successor in a business combination, merger or consolidation.

         (c) A transferee, prior to any permitted transfer, must first agree in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Agreement as if originally a party hereto and provide the Company with an opinion of counsel in such form reasonably acceptable to the Company and its counsel, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws. Subject to the provisions hereof and of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed by a bona fide officer or director of the Holder and funds sufficient to pay any transfer or other tax payable in respect thereof, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

         (d) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those set forth in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or exchanged in accordance with its terms. Notwithstanding the foregoing, the Holder shall have the right to participate pro rata in any subscription or rights offering.

         Section 6. Adjustment of Exercise Price and Number of Shares. In the event of an adjustment of exercise price or number of shares, the Company shall be required to provide the Holder with notice of such adjustment. Such notice shall be in accordance with Section 11 hereof. The number and kind of securities purchasable upon the exercise or exchange of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Adjustment for Change in Capital Stock. If at any time after the Warrant Date, the Company:

                       (A) pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

                       (B) subdivides its outstanding shares of Common Stock into a greater number of shares;

                       (C) combines its outstanding shares of Common Stock into a smaller number of shares;

                       (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock;

                       (E)      effects a capital reclassification,
                                reorganization or other change in its
                                outstanding securities that does not result in a "Fundamental Transaction" covered by
                                Section 8 hereafter.

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive, upon exercise or exchange of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised or exchanged the Warrant immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) Adjustment for Other Distributions. If at any time after the Warrant Date, the Company distributes to all of its Common Stock holders any of its assets, equity securities or debt securities, the Holder shall be entitled, without additional consideration, to the same distribution as it would have received if it had been a holder of the Warrant Shares.

         This subsection does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business.

         (c) Deferral of Issuance or Payment. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the actual occurrence of such event (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

         (d) When No Adjustment Required. No adjustment need be made for a change in the par value of the Common Stock.

         Section 7. Officers' Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 6 hereof.

         Section 8. Reorganization, Consolidation or Merger. In the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, or in the event of a liquidation or dissolution of the Company (any or all of such events referenced above being referred to hereafter as a "Fundamental Transaction"), unless provision is made in connection with such Fundamental Transaction for the assumption of the Warrants heretofore granted, or for the substitution of new like kind warrants, by the successor entity as a result of such Fundamental Transaction, with appropriate adjustment as to the number and kind of shares issuable upon exercise of the Warrant, and, if appropriate, the per share exercise price, so as to enable the Holder after such Fundamental Transaction to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been received upon exercise or exchange of this Warrant immediately prior to such Fundamental Transaction, this Warrant shall upon no less than fifteen (15) days written notice, terminate upon the closing of any such Fundamental Transaction.

         Section 9. Transfer to Comply with the Securities Act of 1933.

         9.1 No sale, transfer, assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission and (i) a Registration Statement under the Act including such Shares is currently in effect, or (ii) in the written opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, a current registration Statement is not required for such disposition of the shares. Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear a legend in substantially the following form (unless, in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, such legend is not required):

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON

         TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

         9.2 Holder recognizes that investing in the Warrant and the Shares of Common Stock involves a high degree of risk, and Holder is in a financial position to hold the Warrant and the Shares indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Warrant and the Shares. The Holder is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company. The Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company's operation. Holder has had the opportunity to ask questions of, and receive answers from, the management of the Company (and any person acting on its behalf) concerning the Warrant and the Shares and the agreements and transactions contemplated hereby, and to obtain any additional information as Holder may have requested in making its investment decision. The Holder of this Warrant is an "accredited investor," as defined by Regulation D promulgated under the Act.

         Section 10. Modification and Waiver. Except as otherwise provided herein, any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the written consent of a bona fide officer or director of the Holder of this Warrant. Any amendment or waiver effected in accordance with this section shall be binding upon each future Holder of this Warrant and the Company.

         Section 11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, or by facsimile (with proof of receipt), or on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at the address indicated therefor in the first paragraph of this Warrant and the Holder at its address as shown on the books of the Company; provided, however, that presentation of a Purchase Form and payment of any Exercise Price shall be effective only upon receipt by the Company.

         Section 12. Descriptive Headings and Governing Law. The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant. This Warrant shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to any otherwise applicable principles of conflicts of laws.

         Section 13. Entire Agreement. This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Warrant, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided herein.

         Section 14. Severability. In the event that any provision of this Warrant shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by law, the parties hereto waive the benefit of any provision of law that renders any provision of this Warrant invalid or unenforceable in any respect.

         Section 15. No Waiver. No waiver by any party to this Warrant of any one or more defaults by any other party or parties in the performance of any of the provisions hereof shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Except as expressly provided herein, no failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         Section 16. Registration Rights.

         (a) Piggyback Registration. The Company shall advise the Holder by written notice at least twenty (20) days prior to the filing of a registration statement under the 1933 Act (excluding registration on Forms S-8, S-4, or any successor forms thereto), covering securities of the Company to be offered and sold by the Company to the public generally and shall, upon the request of the Holder given at least five (5) days prior to the filing of such registration statement, include in any such registration statement such information as may be required to permit a public offering of the Shares. The Company shall supply prospectuses, qualify the Shares for sale in such states as the Company qualifies its securities generally and furnish indemnification in the manner as set forth in Subparagraph 16(c) hereafter, and use its best efforts to register or qualify such Shares under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction). The Company will be required to maintain the registration of the Shares made pursuant to this Subsection 16(a) for the earlier of (i) one year or (ii) such time as the Shares may be sold without regard to applicable volume limitations under Rule 144 promulgated under the Act. The Holder shall furnish such information as may be reasonably requested by the Company in order to include such Shares in the registration statement. In the event that any registration pursuant to this Subsection 16(a) shall be, in whole or in part, an underwritten public offering of Common Stock on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Shares and any other shares eligible and requested to be included in such registration to the extent that the number of shares to be registered will not, in the opinion of the managing underwriter, adversely affect the offering of the securities pursuant to clause (i), pro rata among the holders of such shares, including the Holder of the Shares, on the basis of the number of shares eligible for registration which are owned by all such holders. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Subsection 16(a) without thereby incurring liability to the holders of the Shares.

         (b) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 16(a) notwithstanding that Shares subject to this Warrant may be included in any such registration. The Holder whose Shares are included in any such registration statement pursuant to Subsection 16(a) shall, however, bear the fees of its own counsel and any transfer taxes or underwriting discounts or commissions applicable to the Shares sold by it pursuant thereto and bear any other costs imposed by applicable federal or state securities laws, rules or regulations.

         (c) Indemnification.

                  (i) The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall provide reasonable and customary indemnification to such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders.

                  (ii) In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Shares pursuant to such registration statement.

                  (iii) Any person entitled to indemnification hereunder shall
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         (d) Information Blackout.

                  (i) At any time when a registration statement effected pursuant to this Agreement relating to Shares is effective, upon written notice from the Company to the Holder that the Company has determined in good faith that sale of Shares pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (an "Information Blackout"), the Holder shall suspend sales of Shares pursuant to such registration statement until the earlier of:

                           (x) thirty (30) days after the Company makes such
                  good faith determination; and

                           (y) such time as the Company notifies the Holder that
                  such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holder until the day when such sale may be resumed hereunder is hereinafter called a "Sales Blackout Period").

                  (ii) Notwithstanding the foregoing, there shall be no more than two (2) Information Blackouts during the term of this Agreement and no Sales Blackout Period shall continue for more than thirty (30) consecutive days.

         (e) Except to the extent Shares are included for resale within a registration statement, each Holder of Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and the 180-day period beginning on the effective date of any underwritten primary registration undertaken by the Company (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

         17. Taxes.

         (a) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (b) Upon exercise of a Warrant, the Company shall have the right (but only to the extent that the Company is required by law to withhold any federal, state and local taxes) to require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for Shares issuable pursuant to the exercise of such Warrant.

         (c) A Holder who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount
(i) in cash; (ii) in the discretion of the Company's Chief Executive Officer, through the delivery to the Company of previously-owned shares of common stock of the Company having an aggregate current market value equal to the tax obligation, provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Company's Chief Executive Officer, through the withholding of shares of common stock of the Company otherwise issuable to the Holder in connection with the exercise of a Warrant; or (iv) in the discretion of the Company's Chief Executive Officer, through a combination of the procedures set forth in clauses (i), (ii) and (iii) of this Subsection 17(c).

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of this ______ day of March, 2001.


                              STONEPATH GROUP, INC.



                              By:
                                 ----------------------------------------------
                                   Name:   Andrew P. Panzo
                                   Title:  Chairman and Chief Executive Officer



                              ACCEPTED BY:

                              PMG CAPITAL CORP.



                              By:
                                 ----------------------------------------------
                                   Name:
                                   Title:

                                  PURCHASE FORM


                                                                   [INSERT DATE]

         The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ________ shares of Common Stock and hereby makes payment of _______________ in payment of the exercise price thereof.





                                     ___________________________________

                                     Signature of PMG Officer or Director


                                     ___________________________________

                                     Print Name of PMG Officer or Director

                                 ASSIGNMENT FORM


                                                                   [INSERT DATE]


     FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto ________________________________________________________ (the "Assignee"),
                                    [INSERT ADDRESS]
its right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                         ___________________________________

                                         Signature of PMG Officer or Director


                                         ___________________________________

                                         Print Name of PMG Officer or Director


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